EXHIBIT 11.2
APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION (1)



                                                                                Year Ended
                                                                            December 31, 2000
                                                                          -------------------
Weighted average shares outstanding:
Common stock:
        Shares outstanding at beginning of period                                  21,413,362
        Weighted average shares issued during the year
        ended December 31, 2000 (4,573,585 shares)                                  2,866,712
                                                                                 ------------
                                                                                   24,280,074
                                                                                 ------------
Net loss available to common stockholders                                        ($52,633,000)
                                                                                 ============
Basic and diluted loss per common share                                                ($2.17)
                                                                                 ============



(1) For a description of basic and diluted loss per share, See Note B of the Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.


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